Exhibit 10.1

MANGOCEUTICALS, INC.

AMENDMENT TO STOCK OPTION AGREEMENTS

This Amendment (this “Amendment”) is made and entered into effective as of March 16, 2026 (the “Amendment Effective Date”), by Mangoceuticals, Inc., a Texas corporation (the “Company”), with respect to each and every Stock Option Agreement (collectively, the “Option Agreements” and each an “Option Agreement”) previously entered into between the Company and Mr. Jacob Cohen (the “Optionee”) evidencing all outstanding Options granted to the Optionee under the 2022 Equity Incentive Plan (as amended and restated, the “Plan”), regardless of grant date or original exercise price. Certain capitalized terms used herein have the meanings given to such terms in the Plan.

RECITALS:

WHEREAS, each Option Agreement was entered into pursuant to the Plan and evidences one or more Options to purchase shares of the Company’s Common Stock;

WHEREAS, Section 7(b)(xii) of the Plan expressly authorizes the Board of Directors of the Company (the “Board”), at any time and from time to time, to effect the reduction of the exercise price of any outstanding Option, subject only to the consent of any Participant whose Award is Materially Impaired (as defined in Section 14(ee) of the Plan);

WHEREAS, Section 14(ee) of the Plan provides that an amendment does not Materially Impair a Participant’s rights (and therefore does not require the Participant’s consent) if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially adversely affect the Participant’s rights, and expressly states that lowering the exercise price of an Option to current fair market value is beneficial to the Participant and is not a Materially Impairing action;

WHEREAS, on March 16, 2026, the Compensation Committee of the Board, the Audit Committee of the Board, and the Board itself, each adopted resolutions pursuant to a unanimous written consent without meeting (the “Consent”), approving the repricing of all outstanding Options held by the Optionee and expressly determining that such repricing does not Materially Impair the Optionee’s rights under the Plan or any Option Agreement;

WHEREAS, the Consents further authorize the Company to amend each Option Agreement unilaterally, without the Optionee’s consent or signature, to reflect the new exercise price; and

WHEREAS, the Board has determined, and the Company hereby confirms, that the repricing effected by this Amendment is not a Materially Impairing action under the Plan and therefore requires no consent or signature from the Optionee.

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NOW, THEREFORE, the Company hereby amends each Option Agreement as follows (effective as of the Amendment Effective Date and without requiring any action, consent, or signature by the Optionee):

Section 1. Amendment of Exercise Price. The Exercise Price per Share (as set forth in each Option Agreement) for all outstanding Options subject to such Option Agreement is hereby amended and restated as follows, and the new Exercise Price per Share shall be inserted into each Option Agreement as follows:

New Exercise Price: $0.45.

All other terms of each Option Agreement (including vesting, expiration, and number of shares) remain unchanged.

Section 2. Ratification. Except as expressly amended by this Amendment, all terms, conditions, and provisions of each Option Agreement and the Plan are ratified and confirmed and shall continue in full force and effect.

Section 3. No Optionee Consent Required. This Amendment is being executed and delivered unilaterally by the Company pursuant to the express authority granted to the Board under Sections 7(b)(xii) and 14(ee) of the Plan and the Consent. No signature, consent, or acknowledgment by the Optionee is required or requested for this Amendment to be fully effective and binding.

Section 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to conflict of laws principles.

Section 5. Counterparts. This Amendment may be executed in counterparts (including by electronic signature), each of which shall be deemed an original.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of the Amendment Effective Date.

Mangoceuticals, Inc.

By:	/s/ Eugene M. Johnston
Name:	Eugene M. Johnston
Title:	Chief Financial Officer

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